Exhibit 99.1

WeightWatchers Announces Executive Leadership Transition

Independent Board Member Tara Comonte Will Serve as Interim Chief Executive Officer

Sima Sistani Will Step Down as CEO and Director

NEW YORK, Sept. 27, 2024 (GLOBE NEWSWIRE) — WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) announced today that WeightWatchers Board member Tara Comonte has been appointed Interim Chief Executive Officer. Ms. Comonte succeeds Sima Sistani, who departs from her role as Chief Executive Officer and as a member of the Board, effective today.

During her tenure, Ms. Sistani led the Company’s transformation to a modern digital health organization and extended the Company’s portfolio of solutions into the telehealth space with the acquisition and integration of Sequence (now WeightWatchers Clinic). This expanded the Company’s offerings to include high-touch clinical weight management solutions alongside its science-backed behavioral programs.

“On behalf of the Board, I want to sincerely thank Sima for her leadership in advancing our strategy, for adding WeightWatchers Clinic to our offerings and for her unwavering commitment to our mission,” said Thilo Semmelbauer, Chairman of the WeightWatchers Board of Directors. “We wish her all the best in her future endeavors.”

Ms. Comonte steps into the role at a time when the Company is focused on improving its operational and financial performance while continuing to build on its product innovation and solutions for members. With extensive executive leadership experience in strategy, technology, operations, and finance, along with her deep familiarity with WeightWatchers as a Board member, she is well-equipped to guide the Company’s transformation, sharpen its strategic focus, and evolve its behavioral and clinical offerings to drive growth. Most recently, Ms. Comonte served as CEO of TMRW Life Sciences, and prior to that, President and CFO of Shake Shack. She also serves on the boards of Kindbody and Strava.

“The Board is pleased to welcome Tara as Interim Chief Executive Officer,” said Semmelbauer. “Her proven ability to lead cross-functional transformations and drive growth, coupled with her deep understanding of our mission and commitment to our members, give us full confidence that she is the right leader to steer WeightWatchers through this pivotal moment and position the Company for sustained success.”

“I am looking forward to partnering closely with the WeightWatchers’ leadership team and Board as we advance the Company’s strategy to expand access and care during this critical period of our transformation,” said Ms. Comonte. “WeightWatchers is a strong, globally recognized business with a proven track record of success and competitive leadership advantage. I am confident that we have the right team in place and are focused on the right strategies to drive growth while staying true to our mission to empower members to live healthier, longer lives.”

Ms. Comonte joined the WeightWatchers Board of Directors in June 2023. In connection with this announcement, the WeightWatchers Board of Directors has been reduced from nine to eight members.

The Company is reaffirming its previously stated full-year 2024 guidance with respect to End of Period Subscribers, Revenue, Adjusted Operating Income and Adjusted EBITDAS.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science- based, clinically effective weight loss and weight management programs. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our programs. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement, including, among other things the risks and uncertainties detailed from time to time in our periodic reports filed with the United States Securities and Exchange Commission (the “SEC”), including the disclosure contained in Item 1A. Risk Factors in our 2023 Annual Report on Form 10-K filed with the SEC. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at http://corporate.ww.com).

For more information, contact:

Media:

Kelsey Merkel

Communications@ww.com

Investors:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.c om